SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



                        Date of Report: April 12, 1996

                          Commission File No. 0-17069

                          Excal Enterprises, Inc.
            (Exact name of registrant as specified in its charter)



           Delaware                                       59-2855398
    (State or other jurisdiction                        (IRS Employer
    of incorporation or organization)                  Identification No.)

           100 North Tampa Street, Suite 3575, Tampa, Florida  33602
                   (Address of principal executive offices)


                               (813) 224-0228
              Registrant's telephone number, including area code

Item 5.  Other Events

Assix Automotive, Inc., a wholly owned subsidiary of Excal Enterprises, Inc., received notice from Michel Tire Company of its intention to terminate its Agency Agreement for the provision of AccuBalance wheel balancing services. The effective date of the termination notice is March 31, 1977. Michel Tire Company accounted for $300,623 of revenue in fiscal 1995 and $167,201 of revenue in the first six months of fiscal 1996.


Item 7(c). Exhibits.

      None.


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                EXCAL ENTERPRISES, INC.



                                                By:/S/ W. CAREY WEBB
                                                   W. Carey Webb
                                                   President and CEO